CREDIT SUISSE FUNDS

Annual Report

December 31, 2006

CREDIT SUISSE TRUST
■  SMALL CAP CORE II PORTFOLIO

Credit Suisse Trust (the "Trust") shares are not available directly to individual investors, but may be offered only through certain insurance products and pension and retirement plans.

The Trust's investment objectives, risks, charges and expenses (which should be considered carefully before investing), and more complete information about the Trust, are provided in the Prospectus, which should be read carefully before investing. You may obtain additional copies by calling 800-222-8977 or by writing to Credit Suisse Trust, P.O. Box 55030, Boston, MA 02205-5030.

Credit Suisse Asset Management Securities, Inc., Distributor, is located at Eleven Madison Ave., New York, NY 10010. The Trust is advised by Credit Suisse Asset Management, LLC.

The views of the Portfolio's management are as of the date of the letter and the Portfolio holdings described in this document are as of December 31, 2006; these views and Portfolio holdings may have changed subsequent to these dates. Nothing in this document is a recommendation to purchase or sell securities.

Portfolio shares are not deposits or other obligations of Credit Suisse Asset Management, LLC ("Credit Suisse") or any affiliate, are not FDIC-insured and are not guaranteed by Credit Suisse or any affiliate. Portfolio investments are subject to investment risks, including loss of your investment.

Credit Suisse Trust — Small Cap Core II Portfolio

Annual Investment Adviser's Report

December 31, 2006 (unaudited)

January 17, 2007

Dear Shareholder:

For the 12 months ended December 31, 2006, Credit Suisse Trust — Small Cap Core II Portfolio1 (the "Portfolio") had a gain of 12.26%, vs. an increase of 18.37% for the Russell 2000 Index,2 a gain of 23.48% for the Russell 2000 Value Index,3 and a gain of 15.12% for the Standard & Poor's SmallCap 600 Index ("S&P 600").4

Market Review: Strong Growth Follows Reduced Oil Prices and Strong Corporate Earnings

For the 12-month period, global markets became more optimistic about risk. This was due to an abundance of liquidity in the financial system. Overall market volatility peaked in the spring, but ended the year roughly where it began, well below its 17-year historic average. Global equities, bonds, commodities, and real estate also rallied as a result of a more benign inflation outlook following a pause in interest rate hikes by the U.S. Federal Reserve in August, leaving the Fed Funds rate at 5.25%. Consequently, equity markets around the globe rebounded with the U.S. equity market, as measured by the S&P 500, gaining 15.79% for the year, while the S&P 600 rose 15.12%, the Russell 2000 Index increased 18.37%, and the Russell 2000 Value Index gained 23.48%.

Equity markets experienced a correction in late spring as short-lived worries about inflation grew and investor appetite for risk decreased temporarily. While concerns about the housing market still exist, reduced geopolitical risks, more bearable oil prices, and a robust corporate sector fueled strong growth in U.S. equity markets in the second half of 2006. On the macroeconomic front, real (inflation-adjusted) Gross Domestic Product (GDP) in the United States slowed in the third quarter as a result of still-subdued consumer spending and signs of a manufacturing slowdown combined with the increased drag from the deflation of the housing bubble. However, consumer confidence and home sales both rebounded in the fourth quarter.

In the small-cap S&P 600, telecommunications services stocks were the leading performers for 2006, returning 34.9% for the year. The materials and consumer staples economic sectors also posted strong returns, at 30.1% and 28.7%, respectively. Conversely, consumer discretionary (up 7.6%) and healthcare (up 8.5%) were the largest detractors to the performance of small caps overall.

Strategic Review and Outlook: Expecting Positives to Outweigh Negatives for 2007

While we believe the U.S. housing market is unlikely to rebound sharply, there is evidence that the market is stabilizing and that the potential spillover effect to

Credit Suisse Trust — Small Cap Core II Portfolio

Annual Investment Adviser's Report (continued)

December 31, 2006 (unaudited)

the general economy will be limited. Other indicators seem reasonably robust pointing to minimal risk of the U.S. economy slipping into recession in 2007. Inflation and short-term interest rates should remain greatly important as the Fed attempts to navigate its way to a "soft landing" for the U.S. economy. This is where the economy is weak enough to hold inflation in check but strong enough to keep employment and profits on a moderate growth path. Although inflation generally trended down in 2006, threats from the overall rate of economic expansion and the tightening labor market remain. The yield on the 10-year Treasury note fell through most of the latter half of the year to well below 5%. However, bond market participants now believe the Fed has finished tightening, with only a minor risk of future Fed easing.

While U.S. equity markets look a little stretched technically, we believe that positives should outweigh negatives in 2007 as long as geopolitical risks remain mitigated, oil prices stay off their August 2006 highs, corporate earnings growth remains robust, and the labor market remains accommodative. We anticipate, therefore, a good year for equity investors.

Effective December 1, 2006, the Portfolio's investment strategy changed to a quantitative approach. Securities are being selected using proprietary quantitative stock selection models rather than the more traditional fundamental analysis approach. The Portfolio was formerly known as Credit Suisse Trust — Small Cap Value Portfolio. The name change also became effective on December 1, 2006, coinciding with the change in the fund's investment strategy. Also, the Credit Suisse Quantitative Strategies Group is now responsible for the day-to-day portfolio management of the Portfolio. The group currently consists of Joseph Cherian, William Weng and Todd Jablonski. Finally, under the Portfolio's previous investment strategy, the Portfolio considered a "small" company to be one whose market capitalization is within the range of capitalizations of companies in the Russell 2000® Index. Under the portfolio's new investment strategy, the portfolio managers apply the proprietary quantitative models described above to companies that are represented in the S&P 600, as well as other companies with similar attributes and capitalizations to the companies in the S&P 600. Please see the prospectus for more information.

The Credit Suisse Quantitative Strategies Group

Joseph Cherian

William Weng

Todd Jablonski

Credit Suisse Trust — Small Cap Core II Portfolio

Annual Investment Adviser's Report (continued)

December 31, 2006 (unaudited)

Because of the nature of the Portfolio's investments in special-situation, start-up and other small companies, an investment in the Portfolio may be more volatile and less liquid than investments in larger companies.

In addition to historical information, this report contains forward-looking statements, which may concern, among other things, domestic and foreign market, industry and economic trends and developments and government regulation and their potential impact on the Portfolio's investments. These statements are subject to risks and uncertainties and actual trends, developments and regulations in the future, and their impact on the Portfolio could be materially different from those projected, anticipated or implied. The Portfolio has no obligation to update or revise forward-looking statements.

Credit Suisse Trust — Small Cap Core II Portfolio

Annual Investment Adviser's Report (continued)

December 31, 2006 (unaudited)

Comparison of Change in Value of $10,000 Investment in the
Credit Suisse Trust—Small Cap Core II Portfolio1, the
Russell 2000® Index2,5 the Russell 2000® Value Index3
and the S&P SmallCap 600 Index4 from Inception (11/30/01).

Credit Suisse Trust — Small Cap Core II Portfolio

Annual Investment Adviser's Report (continued)

December 31, 2006 (unaudited)

Average Annual Returns as of December 31, 2006

1 Year	5 Years	Since Inception
12.26%	10.55%	11.63%

Returns represent past performance and include change in share price and reinvestment of dividends and capital gains. Past performance cannot guarantee future results. The current performance of the Portfolio may be lower or higher than the figures shown. Returns and share price will fluctuate, and redemption value may be more or less than original cost. The performance results do not reflect the deduction of taxes that a shareholder would pay on portfolio distributions or the redemption of portfolio shares. Performance includes the effect of deducting expenses, but does not include charges and expenses attributable to any particular variable contract or plan. Accordingly, the Prospectus of the sponsoring Participating Insurance Company separate account or plan documents or other informational materials supplied by plan sponsors should be carefully reviewed for information on relevant charges and expenses. Excluding these charges and expenses from quotations of performance has the effect of increasing the performance quoted, and the effect of these charges should be considered when comparing performance to that of other mutual funds. Performance information current to the most recent month-end is available at www.credit-suisse.com/us.

1  Fee waivers and/or expense reimbursements may reduce expenses for the Portfolio, without which performance would be lower. Waivers and/or reimbursements may be discontinued any time.

2  The Russell 2000® Index measures the performance of the 2,000 smallest companies in the Russell 3000® Index. It is an unmanaged index of common stocks that includes reinvestment of dividends and is compiled by Frank Russell Company. Investors cannot invest directly in an index.

3  The Russell 2000®Value Index measures the performance of those companies in the Russell 2000® Index with lower price-to-book ratios and lower forecasted growth values. It is an unmanaged index of common stocks that includes reinvestment of dividends and is compiled by Frank Russell Company. Investors cannot invest directly in an index.

4  The S&P SmallCap 600 Index is a market capitalization-weighted index composed of 600 stocks, including reinvestment of dividends, that is generally considered representative of small-sized U.S. companies. Investors cannot invest directly in an index.

5  Performance for the benchmark is not available for the period beginning November 30, 2001 (commencement of operations). For that reason performance is shown for the period beginning December 1, 2001.

Credit Suisse Trust — Small Cap Core II Portfolio

Annual Investment Adviser's Report (continued)

December 31, 2006 (unaudited)

Information About Your Portfolio's Expenses

As an investor of the Portfolio, you incur two types of costs: ongoing expenses and transaction costs. Ongoing expenses include management fees, distribution and service (12b-1) fees and other Portfolio expenses. Examples of transaction costs include sales charges (loads), redemption fees and account maintenance fees, which are not shown in this section and which would result in higher total expenses. The following table is intended to help you understand your ongoing expenses of investing in the Portfolio and to help you compare these expenses with the ongoing expenses of investing in other mutual funds. The table is based on an investment of $1,000 made at the beginning of the six month period ended December 31, 2006.

The table illustrates your Portfolio's expenses in two ways:

• Actual Portfolio Return. This helps you estimate the actual dollar amount of ongoing expenses paid on a $1,000 investment in the Portfolio using the Portfolio's actual return during the period. To estimate the expenses you paid over the period, simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the "Expenses Paid per $1,000" line under the share class you hold.

• Hypothetical 5% Portfolio Return. This helps you to compare your Portfolio's ongoing expenses with those of other mutual funds using the Portfolio's actual expense ratio and a hypothetical rate of return of 5% per year before expenses. Examples using a 5% hypothetical fund return may be found in the shareholder reports of other mutual funds. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period.

Please note that the expenses shown in these tables are meant to highlight your ongoing expenses only and do not reflect any transaction costs, such as sales charges (loads) or redemption fees. If these transaction costs had been included, your costs would have been higher. The "Expenses Paid per $1,000" line of the tables is useful in comparing ongoing expenses only and will not help you determine the relative total expenses of owning different funds.

Credit Suisse Trust — Small Cap Core II Portfolio

Annual Investment Adviser's Report (continued)

December 31, 2006 (unaudited)

Expenses and Value of a $1,000 Investment
for the six month period ended December 31, 2006

Actual Portfolio Return
Beginning Account Value 7/1/06	$1,000.00
Ending Account Value 12/31/06	$1,069.00
Expenses Paid per $1,000*	$6.73
Hypothetical 5% Portfolio Return
Beginning Account Value 7/1/06	$1,000.00
Ending Account Value 12/31/06	$1,018.70
Expenses Paid per $1,000*	$6.56
Annualized Expense Ratios*	1.29%

*  Expenses are equal to the Portfolio's annualized expense ratio multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half year period, then divided by 365.

The "Expenses Paid per $1,000" and the "Annualized Expense Ratios" in the tables are based on actual expenses paid by the Portfolio during the period, net of fee waivers and/or expense reimbursements. If those fee waivers and/or expense reimbursements had not been in effect, the Portfolio's actual expenses would have been higher. Expenses do not reflect additional charges and expenses that are, or may be, imposed under the variable contracts or plans. Such charges and expenses are described in the prospectus of the insurance company separate account or in the plan documents or other informational materials supplied by plan sponsors. The Portfolio's expenses should be considered with these charges and expenses in evaluating the overall cost of investing in the separate account.

For more information, please refer to the Portfolio's prospectus.

Credit Suisse Trust — Small Cap Core II Portfolio

Annual Investment Adviser's Report (continued)

December 31, 2006 (unaudited)

SECTOR BREAKDOWN*

*  Expressed as a percentage of total investments (excluding security lending collateral) and may vary over time.

Credit Suisse Trust — Small Cap Core II Portfolio

Schedule of Investments

December 31, 2006

	Number of Shares	Value
COMMON STOCKS (96.8%)
Aerospace & Defense (0.9%)
Aeroflex, Inc.*	2,900	$33,988
Armor Holdings, Inc.*§	3,400	186,490
Curtiss-Wright Corp.§	600	22,248
		242,726
Airlines (1.2%)
Alaska Air Group, Inc.*	1,100	43,450
ExpressJet Holdings, Inc.*§	7,800	63,180
SkyWest, Inc.	8,100	206,631
		313,261
Auto Components (1.0%)
Accuride Corp.*§	14,600	164,396
American Axle & Manufacturing Holdings, Inc.§	4,300	81,657
		246,053
Banks (5.9%)
Boston Private Financial Holdings, Inc.§	1,100	31,031
Central Pacific Financial Corp.§	1,100	42,636
Chittenden Corp.	1,700	52,173
Downey Financial Corp.	300	21,774
East, West Bancorp, Inc.§	3,800	134,596
First BanCorp.	11,100	105,783
First Midwest Bancorp, Inc.§	600	23,208
FirstFed Financial Corp.*§	3,000	200,910
Glacier Bancorp, Inc.§	900	21,996
Hanmi Financial Corp.	7,900	177,987
Independent Bank Corp.§	1,000	25,290
Independent Bank Corp./MA	790	28,464
Nara Bancorp, Inc.§	1,200	25,104
Prosperity Bancshares, Inc.§	6,000	207,060
South Financial Group, Inc.§	900	23,931
Sterling Bancshares, Inc.§	5,100	66,402
SVB Financial Group*	900	41,958
TrustCo Bank Corp. NY	6,800	75,616
Umpqua Holdings Corp.§	1,900	55,917
Whitney Holding Corp.§	3,100	101,122
Wilshire Bancorp, Inc.	2,700	51,219
		1,514,177
Biotechnology (1.1%)
Digene Corp.*	500	23,960
Kendle International, Inc.*	5,700	179,265
ViroPharma, Inc.*	5,100	74,664
		277,889

See Accompanying Notes to Financial Statements.

Credit Suisse Trust — Small Cap Core II Portfolio

Schedule of Investments (continued)

December 31, 2006

	Number of Shares	Value
COMMON STOCKS
Building Products (1.3%)
Lamson & Sessions Co.*§	1,000	$24,260
Lennox International, Inc.	4,700	143,867
NCI Building Systems, Inc.*§	2,300	119,025
PW Eagle, Inc.	1,400	48,300
		335,452
Chemicals (1.5%)
Arch Chemicals, Inc.	2,500	83,275
Georgia Gulf Corp.§	7,100	137,101
H.B. Fuller Co.	5,200	134,264
PolyOne Corp.*	5,100	38,250
		392,890
Commercial Services & Supplies (4.9%)
Administaff, Inc.§	3,000	128,310
Consolidated Graphics, Inc.*	1,500	88,605
CPI Corp.	2,300	106,927
Global Payments, Inc.	2,000	92,600
Headwaters, Inc.*§	4,000	95,840
Heidrick & Struggles International, Inc.*§	3,200	135,552
John H. Harland Co.§	1,100	55,220
Labor Ready, Inc.*	8,000	146,640
Spherion Corp.*	3,300	24,519
Tetra Tech, Inc.*	1,400	25,326
Vertrue, Inc.*§	3,600	138,276
Viad Corp.	900	36,540
Watson Wyatt Worldwide, Inc. Class A§	4,430	200,014
		1,274,369
Communications Equipment (0.6%)
Comtech Telecommunications Corp.*§	2,300	87,561
Digi International, Inc.*	2,700	37,233
Symmetricom, Inc.*§	3,100	27,652
		152,446
Computers & Peripherals (0.8%)
Komag, Inc.*§	5,500	208,340
Construction & Engineering (0.9%)
EMCOR Group, Inc.*	2,500	142,125
URS Corp.*	1,900	81,415
		223,540
Construction Materials (0.1%)
Texas Industries, Inc.	400	25,692
Distributors (0.2%)
Core-Mark Holding Company, Inc.*	900	30,105
Pool Corp.§	500	19,585
		49,690

See Accompanying Notes to Financial Statements.

Credit Suisse Trust — Small Cap Core II Portfolio

Schedule of Investments (continued)

December 31, 2006

	Number of Shares	Value
COMMON STOCKS
Diversified Financials (3.0%)
Cash America International, Inc.§	3,100	$145,390
Investment Technology Group, Inc.*	3,000	128,640
Piper Jaffray Companies, Inc.*§	1,000	65,150
Portfolio Recovery Associates, Inc.*§	3,600	168,084
SWS Group, Inc.§	3,300	117,810
World Acceptance Corp.*	3,100	145,545
		770,619
Diversified Telecommunication Services (0.7%)
CT Communications, Inc.	5,600	128,352
Eschelon Telecom, Inc.*	2,800	55,468
		183,820
Electric Utilities (1.5%)
CH Energy Group, Inc.	500	26,400
Cleco Corp.	5,600	141,288
El Paso Electric Co.*	2,100	51,177
UIL Holdings Corp.§	700	29,533
Unisource Energy Corp.§	3,800	138,814
		387,212
Electrical Equipment (0.4%)
Acuity Brands, Inc.	2,000	104,080
Electronic Equipment & Instruments (4.8%)
Benchmark Electronics, Inc.*	9,000	219,240
Coherent, Inc.*	6,600	208,362
FLIR Systems, Inc.*	1,400	44,562
Global Imaging Systems, Inc.*	3,300	72,435
Intevac, Inc.*	1,000	25,950
Itron, Inc.*§	2,700	139,968
Littelfuse, Inc.*	2,800	89,264
Methode Electronics, Inc.§	8,900	96,387
Park Electrochemical Corp.	1,000	25,650
Rogers Corp.*	2,700	159,705
Technitrol, Inc.	1,700	40,613
Trimble Navigation, Ltd.*§	1,200	60,876
TTM Technologies, Inc.*	6,100	69,113
		1,252,125
Energy Equipment & Services (4.0%)
Atwood Oceanics, Inc.*§	3,400	166,498
Grey Wolf, Inc.*	18,700	128,282
Hercules Offshore, Inc.*	5,800	167,620
Lone Star Technologies, Inc.*	900	43,569
Lufkin Industries, Inc.§	2,200	127,776
SEACOR Holdings, Inc.*	2,100	208,194
Unit Corp.*	4,200	203,490
		1,045,429

See Accompanying Notes to Financial Statements.

Credit Suisse Trust — Small Cap Core II Portfolio

Schedule of Investments (continued)

December 31, 2006

	Number of Shares	Value
COMMON STOCKS
Food & Drug Retailing (2.0%)
Flowers Foods, Inc.	6,400	$172,736
Longs Drug Stores Corp.§	4,500	190,710
Nash Finch Co.§	2,600	70,980
Performance Food Group Co.*§	3,200	88,448
		522,874
Food Products (1.5%)
Corn Products International, Inc.§	6,100	210,694
Delta & Pine Land Co.	2,900	117,305
J & J Snack Foods Corp.	1,700	70,380
		398,379
Gas Utilities (2.4%)
Atmos Energy Corp.	4,600	146,786
Energen Corp.	3,600	168,984
Southwest Gas Corp.	2,700	103,599
UGI Corp.	7,500	204,600
		623,969
Healthcare Equipment & Supplies (4.9%)
ArthroCare Corp.*	5,500	219,560
Haemonetics Corp.*	2,800	126,056
Immucor, Inc.*	3,000	87,690
LCA-Vision, Inc.§	600	20,616
Mentor Corp.§	4,100	200,367
Meridian Bioscience, Inc.§	6,000	147,180
Noven Pharmaceuticals, Inc.*	2,500	63,625
Palomar Medical Technologies, Inc.*	500	25,335
Respironics, Inc.*	600	22,650
SurModics, Inc.*§	5,200	161,824
The Cooper Companies, Inc.§	1,700	75,650
Viasys Healthcare, Inc.*	3,700	102,934
		1,253,487
Healthcare Providers & Services (4.1%)
Amedisys, Inc.*	1,499	49,272
Amerigroup Corp.*	5,700	204,573
AMN Healthcare Services, Inc.*	2,700	74,358
AmSurg Corp.*	2,600	59,800
Centene Corp.*	3,900	95,823
Gentiva Health Services, Inc.*§	5,900	112,454
Healthspring, Inc.*	8,600	175,010
Molina Healthcare, Inc.*	1,900	61,769
PAREXEL International Corp.*§	2,600	75,322
Sierra Health Services, Inc.*	3,700	133,348
Sunrise Senior Living, Inc.*	900	27,648
		1,069,377

See Accompanying Notes to Financial Statements.

Credit Suisse Trust — Small Cap Core II Portfolio

Schedule of Investments (continued)

December 31, 2006

	Number of Shares	Value
COMMON STOCKS
Hotels, Restaurants & Leisure (3.6%)
CKE Restaurants, Inc.§	11,300	$207,920
Jack In the Box, Inc.*	2,300	140,392
Live Nation, Inc.*§	4,900	109,760
P.F. Chang's China Bistro, Inc.*§	4,300	165,034
Panera Bread Co. Class A*§	1,200	67,092
Papa John's International, Inc.*§	700	20,307
RARE Hospitality International, Inc.*§	4,700	154,771
Red Robin Gourmet Burgers, Inc.*§	700	25,095
WMS Industries, Inc.*§	900	31,374
		921,745
Household Durables (0.3%)
Toro Co.§	1,600	74,608
Household Products (0.1%)
WD-40 Co.	1,000	34,870
Industrial Conglomerates (0.2%)
Pioneer Companies, Inc.*	1,700	48,722
Insurance (4.8%)
Argonaut Group, Inc.*	4,900	170,814
Delphi Financial Group, Inc. Class A	5,100	206,346
Hilb Rogal and Hobbs Co.§	2,000	84,240
Max Re Capital, Ltd.	900	22,338
Philadelphia Consolidated Holding Corp.*	4,600	204,976
Phoenix Companies, Inc.	4,700	74,683
Presidential Life Corp.	1,200	26,340
ProAssurance Corp.*§	3,300	164,736
Safety Insurance Group, Inc.	4,000	202,840
Selective Insurance Group, Inc.	1,300	74,477
		1,231,790
Internet & Catalog Retail (0.4%)
Insight Enterprises, Inc.*§	4,200	79,254
School Specialty, Inc.*§	700	26,243
		105,497
Internet Software & Services (1.9%)
Allscripts Heathcare Solutions, Inc.*§	5,600	151,144
InfoSpace, Inc.*	3,100	63,581
United Online, Inc.	15,100	200,528
Websense, Inc.*	3,300	75,339
		490,592
IT Consulting & Services (0.4%)
CACI International, Inc. Class A*	400	22,600
SRA International, Inc. Class A*	1,000	26,740
Sykes Enterprises, Inc.*	3,700	65,268
		114,608

See Accompanying Notes to Financial Statements.

Credit Suisse Trust — Small Cap Core II Portfolio

Schedule of Investments (continued)

December 31, 2006

	Number of Shares	Value
COMMON STOCKS
Leisure Equipment & Products (0.6%)
JAKKS Pacific, Inc.*§	3,800	$82,992
RC2 Corp.*	1,900	83,600
		166,592
Machinery (5.4%)
Applied Industrial Technologies, Inc.	5,000	131,550
Astec Industries, Inc.*	700	24,570
Ceradyne, Inc.*§	3,600	203,400
EnPro Industries, Inc.*§	6,000	199,260
Freightcar America, Inc.	400	22,180
Gardner Denver, Inc.*§	5,900	220,129
IDEX Corp.	2,800	132,748
Manitowoc Company, Inc.	3,500	208,005
Mueller Industries, Inc.	3,400	107,780
Navistar International Corp.*§	4,400	147,092
		1,396,714
Media (0.5%)
Netflix, Inc.*	1,800	46,548
Scholastic Corp.*	700	25,088
Sonic Solutions*§	4,200	68,460
		140,096
Metals & Mining (3.6%)
Carpenter Technology Corp.	2,000	205,040
Chaparral Steel Co.	4,600	203,642
Cleveland-Cliffs, Inc.	4,000	193,760
Metal Management, Inc.	2,700	102,195
Quanex Corp.	6,200	214,458
		919,095
Oil & Gas (3.3%)
Cabot Oil & Gas Corp.	900	54,585
Cimarex Energy Co.§	3,200	116,800
Frontier Oil Corp.§	5,100	146,574
Helix Energy Solutions Group, Inc.*	2,900	90,973
St. Mary Land & Exploration Co.	5,600	206,304
Swift Energy Co.*§	4,500	201,645
Western Refining, Inc.§	1,600	40,736
		857,617
Personal Products (0.5%)
NBTY, Inc.*	3,100	128,867
Pharmaceuticals (1.4%)
Adams Respiratory Therapeutics, Inc.*§	900	36,729
Alpharma, Inc. Class A*	5,200	125,320
Sciele Pharma, Inc.*§	8,200	196,800
		358,849

See Accompanying Notes to Financial Statements.

Credit Suisse Trust — Small Cap Core II Portfolio

Schedule of Investments (continued)

December 31, 2006

	Number of Shares	Value
COMMON STOCKS
Real Estate (2.9%)
Arbor Realty Trust, Inc.§	1,300	$39,117
Cousins Properties, Inc.	5,900	208,093
Entertainment Properties Trust§	2,900	169,476
Innkeepers USA Trust	3,500	54,250
LTC Properties, Inc.	3,600	98,316
National Health Investors, Inc.	800	26,400
New Century Financial Corp.	3,200	101,088
Newkirk Realty Trust, Inc.	3,600	64,944
		761,684
Road & Rail (1.6%)
Arkansas Best Corp.	5,600	201,600
Heartland Express, Inc.	5,400	81,108
Knight Transportation, Inc.	5,500	93,775
Old Dominion Freight Line, Inc.*	1,100	26,477
		402,960
Semiconductor Equipment & Products (4.5%)
Advanced Energy Industries, Inc.*	5,900	111,333
Cabot Microelectronics Corp.*§	1,700	57,698
Cymer, Inc.*	2,700	118,665
Diodes, Inc.*§	5,000	177,400
MKS Instruments, Inc.*	9,100	205,478
ON Semiconductor Corp.*§	15,200	115,064
Photronics, Inc.*§	7,700	125,818
Supertex, Inc.*	600	23,550
Varian Semiconductor Equipment Associates, Inc.*§	4,900	223,048
		1,158,054
Software (3.5%)
Cerner Corp.*§	4,500	204,750
Dendrite International, Inc.*	3,300	35,343
EPIQ Systems, Inc.*	2,700	45,819
Inter-Tel, Inc.§	2,700	59,832
Manhattan Associates, Inc.*	1,200	36,096
Progress Software Corp.*	6,000	167,580
Quality Systems, Inc.§	1,800	67,086
SPSS, Inc.*	2,900	87,203
TradeStation Group, Inc.*	15,200	209,000
		912,709
Specialty Retail (5.0%)
Aaron Rents, Inc.§	3,200	92,096
Building Materials Holding Corp.§	3,900	96,291
Cato Corp. Class A	3,100	71,021
Charming Shoppes, Inc.*§	1,700	23,001
Children's Place Retail Stores, Inc.*§	2,000	127,040
Christopher & Banks Corp.§	5,000	93,300
Dress Barn, Inc.*	2,000	46,660

See Accompanying Notes to Financial Statements.

Credit Suisse Trust — Small Cap Core II Portfolio

Schedule of Investments (continued)

December 31, 2006

	Number of Shares	Value
COMMON STOCKS
Specialty Retail
Genesco, Inc.*	2,000	$74,600
Group 1 Automotive, Inc.	1,700	87,924
Guitar Center, Inc.*§	1,100	50,006
Gymboree Corp.*	3,600	137,376
Jos. A. Bank Clothiers, Inc.*	900	26,415
Men's Wearhouse, Inc.	2,700	103,302
Select Comfort Corp.*§	6,800	118,252
Sonic Automotive, Inc. Class A§	1,100	31,944
Stage Stores, Inc.	1,100	33,429
Tween Brands, Inc.*	2,000	79,860
		1,292,517
Textiles & Apparel (2.4%)
Crocs, Inc.*	1,500	64,800
Deckers Outdoor Corp.*	1,900	113,905
K-Swiss, Inc. Class A	4,300	132,182
Oxford Industries, Inc.	1,500	74,475
Phillips-Van Heusen Corp.	4,100	205,697
Wolverine World Wide, Inc.§	800	22,816
		613,875
Tobacco (0.2%)
Alliance One International, Inc.*	3,800	26,828
Schweitzer-Mauduit International, Inc.	1,100	28,655
		55,483
TOTAL COMMON STOCKS (Cost $24,808,484)		25,055,440
SHORT-TERM INVESTMENTS (29.9%)
State Street Navigator Prime Portfolio§§	5,998,450	5,998,450
	Par (000)
State Street Bank and Trust Co. Euro Time Deposit 4.100%, 1/02/07 ‡‡	$1,726	1,726,000
TOTAL SHORT-TERM INVESTMENTS (Cost $7,724,450)		7,724,450
TOTAL INVESTMENTS AT VALUE (126.7%) (Cost $32,532,934)		32,779,890
LIABILITIES IN EXCESS OF OTHER ASSETS (-26.7%)		(6,906,444)
NET ASSETS (100.0%)		$25,873,446

*  Non-income producing security.

‡‡  Collateral segregated for futures contracts.

§  Security or portion thereof is out on loan.

§§  Represents security purchased with cash collateral received for securities on loan.

See Accompanying Notes to Financial Statements.

Credit Suisse Trust — Small Cap Core II Portfolio

Statement of Assets and Liabilities

December 31, 2006

Assets
Investments at value, including collateral for securities on loan of $5,998,450 (Cost $32,532,934) (Note 2)	$32,779,890[1]
Cash	733
Cash segregated at broker for futures contracts	100,000
Receivable for investments sold	8,394,459
Dividend and interest receivable	18,847
Prepaid expenses and other assets	1,643
Total Assets	41,295,572
Liabilities
Advisory fee payable (Note 3)	15,798
Administrative services fee payable (Note 3)	5,353
Payable for investments purchased	9,369,736
Payable upon return of securities loaned (Note 2)	5,998,450
Variation margin payable (Note 2)	5,014
Other accrued expenses payable	27,775
Total Liabilities	15,422,126
Net Assets
Capital stock, $0.001 par value (Note 6)	1,616
Paid-in capital (Note 6)	17,306,151
Undistributed net investment income	158,889
Accumulated net realized gain on investments	8,161,130
Net unrealized appreciation from investments	245,660
Net Assets	$25,873,446
Shares outstanding	1,615,996
Net asset value, offering price, and redemption price per share	$16.01

1  Including $5,858,931 of securities on loan.

See Accompanying Notes to Financial Statements.

Credit Suisse Trust — Small Cap Core II Portfolio

Statement of Operations

For the Year Ended December 31, 2006

Investment Income (Note 2)
Dividends	$467,884
Interest	58,228
Securities lending	10,204
Total investment income	536,316
Expenses
Investment advisory fees (Note 3)	247,547
Administrative services fees (Note 3)	55,174
Legal fees	22,825
Audit and tax fees	17,751
Custodian fees	10,081
Printing fees (Note 3)	9,467
Trustees' fees	2,997
Insurance expense	2,947
Interest expense (Note 4)	2,551
Transfer agent fees	1,091
Commitment fees (Note 4)	767
Miscellaneous expense	4,618
Total expenses	377,816
Less: fees waived (Note 3)	(7,140)
Net expenses	370,676
Net investment income	165,640
Net Realized and Unrealized Gain (Loss) from Investments and Futures Contracts
Net realized gain from investments	8,303,719
Net realized loss on futures contracts	(3,718)
Net change in unrealized appreciation (depreciation) from investments	(5,294,484)
Net change in unrealized appreciation (depreciation) from futures contracts	(1,296)
Net realized and unrealized gain (loss) from investments and futures contracts	3,004,221
Net increase in net assets resulting from operations	$3,169,861

See Accompanying Notes to Financial Statements.

Credit Suisse Trust — Small Cap Core II Portfolio

Statements of Changes in Net Assets

	For the Year Ended December 31, 2006	For the Year Ended December 31, 2005
From Operations
Net investment income	$165,640	$16,788
Net realized gain from investments and futures contracts	8,300,001	1,639,527
Net change in unrealized appreciation (depreciation) from investments and futures contracts	(5,295,780)	190,748
Net increase in net assets resulting from operations	3,169,861	1,847,063
From Distributions
Distributions from net realized gains	(1,761,226)	(1,011,410)
From Capital Share Transactions (Note 6)
Proceeds from sale of shares	296,186	10,109,700
Reinvestment of distributions	1,761,226	1,011,410
Net asset value of shares redeemed	(5,993,082)	(10,184,719)
Net increase (decrease) in net assets from capital share transactions	(3,935,670)	936,391
Net increase (decrease) in net assets	(2,527,035)	1,772,044
Net Assets
Beginning of year	28,400,481	26,628,437
End of year	$25,873,446	$28,400,481
Undistributed net investment income	$158,889	$22,943

See Accompanying Notes to Financial Statements.

Credit Suisse Trust — Small Cap Core II Portfolio

Financial Highlights

(For a Share of the Portfolio Outstanding Throughout Each Year)

	For the Year Ended December 31,
	2006	2005	2004	2003	2002
Per share data
Net asset value, beginning of year	$15.16	$14.47	$12.02	$9.64	$10.60
INVESTMENT OPERATIONS
Net investment income (loss)	0.10	0.01	(0.01)	(0.01)	0.01
Net gain (loss) on investments and futures contracts (both realized and unrealized)	1.69	1.10	2.46	2.40	(0.97)
Total from investment operations	1.79	1.11	2.45	2.39	(0.96)
LESS DIVIDENDS AND DISTRIBUTIONS
Dividends from net investment income	—	—	—	(0.01)	(0.00)[1]
Distributions from net realized gains	(0.94)	(0.42)	—	—	—
Total dividends and distributions	(0.94)	(0.42)	—	(0.01)	(0.00)[1]
Net asset value, end of year	$16.01	$15.16	$14.47	$12.02	$9.64
Total return[2]	12.26%	7.67%	20.38%	24.76%	(9.06)%
RATIOS AND SUPPLEMENTAL DATA
Net assets, end of year (000s omitted)	$25,873	$28,400	$26,628	$18,497	$9,184
Ratio of expenses to average net assets	1.29%	1.29%	1.29%	1.29%	1.29%
Ratio of net investment income (loss) to average net assets	0.57%	0.05%	(0.12)%	(0.02)%	0.11%
Decrease reflected in above operating expense ratios due to waivers/reimbursements	0.02%	0.06%	0.31%	0.38%	0.84%
Portfolio turnover rate	159%	72%	45%	28%	14%

1  This amount represents less than $0.01 per share.

2  Total returns are historical and assume changes in share price and reinvestment of all dividends and distributions. Had certain expenses not been reduced during the years shown, total returns would have been lower. Total returns do not reflect charges and expenses attributable to any particular variable contract or plan.

See Accompanying Notes to Financial Statements.

Credit Suisse Trust — Small Cap Core II Portfolio

Notes to Financial Statements

December 31, 2006

Note 1. Organization

Credit Suisse Trust (the "Trust") is an open-end management investment company registered under the Investment Company Act of 1940, as amended, and currently offers nine managed investment portfolios of which one, the Small Cap Core II Portfolio (the "Portfolio"), is included in this report. The Portfolio is a diversified investment fund that seeks a high level of growth of capital. Shares of the Portfolio are not available directly to individual investors but may be offered only through (a) variable annuity contracts and variable life insurance contracts offered by separate accounts of certain insurance companies and (b) tax-qualified pension and retirement plans. The Portfolio may not be available in connection with a particular contract or plan. The Trust was organized under the laws of The Commonwealth of Massachusetts as a business trust on March 15, 1995. Small Cap Core II Portfolio changed its name from Small Cap Value Portfolio effective December 1, 2006.

Note 2. Significant Accounting Policies

A) SECURITY VALUATION — The net asset value of the Portfolio is determined daily as of the close of regular trading on the New York Stock Exchange, Inc. (the "Exchange") on each day the Exchange is open for business. Equity investments are valued at market value, which is generally determined using the closing price on the exchange or market on which the security is primarily traded at the time of valuation (the "Valuation Time"). If no sales are reported, equity investments are generally valued at the most recent bid quotation as of the Valuation Time or at the lowest asked quotation in the case of a short sale of securities. Debt securities with a remaining maturity greater than 60 days are valued in accordance with the price supplied by a pricing service, which may use a matrix, formula or other objective method that takes into consideration market indices, yield curves and other specific adjustments. Debt obligations that will mature in 60 days or less are valued on the basis of amortized cost, which approximates market value, unless it is determined that using this method would not represent fair value. Investments in mutual funds are valued at the mutual fund's closing net asset value per share on the day of valuation. Securities and other assets for which market quotations are not readily available, or whose values have been materially affected by events occurring before the Portfolio's Valuation Time but after the close of the securities' primary markets, are valued at fair value as determined in good faith by, or under the direction of, the Board of Trustees under procedures established by the Board of Trustees. The Portfolio may utilize a service provided by an independent third party which has been approved by the Board of Trustees to fair value certain securities. When fair-value pricing is employed,

Credit Suisse Trust — Small Cap Core II Portfolio

Notes to Financial Statements (continued)

December 31, 2006

Note 2. Significant Accounting Policies

the prices of securities used by a portfolio to calculate its net asset value may differ from quoted or published prices for the same securities.

B) SECURITY TRANSACTIONS AND INVESTMENT INCOME — Security transactions are accounted for on a trade date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date. The cost of investments sold is determined by use of the specific identification method for both financial reporting and income tax purposes.

C) DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS — Dividends from net investment income and distributions of net realized capital gains, if any, are declared and paid at least annually. However, to the extent that a net realized capital gain can be reduced by a capital loss carryforward, such gain will not be distributed. Income and capital gain distributions are determined in accordance with federal income tax regulations, which may differ from accounting principles generally accepted in the United States of America ("GAAP").

D) FEDERAL INCOME TAXES — No provision is made for federal taxes as it is the Trust's intention to have the Portfolio continue to qualify for and elect the tax treatment applicable to regulated investment companies under the Internal Revenue Code of 1986, as amended, and to make the requisite distributions to its shareholders, which will be sufficient to relieve it from federal income and excise taxes.

E) USE OF ESTIMATES — The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

F) SHORT-TERM INVESTMENTS — The Portfolio, together with other funds/portfolios advised by Credit Suisse Asset Management LLC ("Credit Suisse"), an indirect, wholly-owned subsidiary of Credit Suisse Group, pools available cash into either a short-term variable rate time deposit issued by State Street Bank and Trust Company ("SSB"), the Portfolio's custodian, or a money market fund advised by Credit Suisse. The short-term time deposit issued by SSB is a variable rate account classified as a short-term investment.

G) FUTURES — The Portfolio may enter into futures contracts to the extent permitted by its investment policies and objectives. Upon entering into a futures contract, the Portfolio is required to deposit cash or pledge

Credit Suisse Trust — Small Cap Core II Portfolio

Notes to Financial Statements (continued)

December 31, 2006

Note 2. Significant Accounting Policies

U.S. Government securities as initial margin. Subsequent payments, which are dependent on the daily fluctuations in the value of the underlying instrument, are made or received by the Portfolio each day (daily variation margin) and are recorded as unrealized gains or losses until the contracts are closed.

When the contracts are closed, the Portfolio records a realized gain or loss equal to the difference between the proceeds from (or cost of) the closing transactions and the Portfolio's basis in the contracts. Risks of entering into futures contracts for hedging purposes include the possibility that a change in the value of the contract may not correlate with the changes in the value of the underlying instruments. In addition, the purchase of a futures contract involves the risk that the Portfolio could lose more than the original margin deposit and subsequent payments required for a futures transaction. At December 31, 2006, the Portfolio had the following open futures contracts:

Futures Contracts	Number of Contracts	Expiration Date	Contract Amount	Contract Value	Unrealized Depreciation
Russell E Mini 2000 Index Futures	3	03/16/07	$239,766	$238,470	$(1,296)

H) SECURITIES LENDING — Loans of securities are required at all times to be secured by collateral at least equal to 102% of the market value of domestic securities on loan (including any accrued interest thereon) and 105% of the market value of foreign securities on loan (including any accrued interest thereon). Cash collateral received by the Portfolio in connection with securities lending activity may be pooled together with cash collateral for other funds/portfolios advised by Credit Suisse and may be invested in a variety of investments, including certain Credit Suisse-advised funds, funds advised by SSB, the Portfolio's securities lending agent, or money market instruments. However, in the event of default or bankruptcy by the other party to the agreement, realization and/or retention of the collateral may be subject to legal proceedings.

SSB has been engaged by the Portfolio to act as the Portfolio's securities lending agent. The Portfolio's securities lending arrangement provides that the Portfolio and SSB will share the net income earned from securities lending activities. During the year ended December 31, 2006, total earnings from the Portfolio's investment in cash collateral received in connection with securities lending arrangements was $313,353, of which $300,994 was rebated to borrowers (brokers). The Portfolio retained $10,204 in income from the cash collateral investment, and SSB, as lending agent, was paid $2,155. The Portfolio may also be entitled to certain minimum amounts of income from its securities lending activities. Securities lending income is accrued as earned.

Credit Suisse Trust — Small Cap Core II Portfolio

Notes to Financial Statements (continued)

December 31, 2006

Note 3. Transactions with Affiliates and Related Parties

Credit Suisse serves as investment adviser for the Portfolio. For its investment advisory services, Credit Suisse was entitled to receive a fee, computed daily and payable monthly, from the Portfolio based on the following fee schedule through November 30, 2006:

Average Daily Net Assets	Annual Rate
First $100 million	0.875% of average daily net assets
Next $100 million	0.750% of average daily net assets
Over $200 million	0.500% of average daily net assets

Effective December 1, 2006, Credit Suisse agreed to change the investment advisory fee of the portfolio to the lower of 0.70% or the current tiered fee. For the year ended December 31, 2006, investment advisory fees earned and voluntarily waived for the Portfolio were $247,547 and $7,140, respectively. Credit Suisse will not recapture from the Portfolio any fees it waived during the fiscal year ended December 31, 2006. Fee waivers and reimbursements are voluntary and may be discontinued by Credit Suisse at any time.

Credit Suisse Asset Management Securities, Inc. ("CSAMSI"), an affiliate of Credit Suisse, and SSB serve as co-administrators to the Portfolio. For its co-administrative services, CSAMSI received a fee calculated at an annual rate of 0.10% of the Portfolio's average daily net assets through November 30, 2006. Effective December 1, 2006, the co-administrative fee was reduced to an annual rate of 0.09%. For the year ended December 31, 2006, co-administrative services fees earned by CSAMSI were $28,512.

For its co-administrative services, SSB receives a fee, exclusive of out-of-pocket expenses, calculated in total for all the Credit Suisse funds/portfolios co-administered by SSB and allocated based upon relative average net assets of each fund/portfolio, subject to an annual minimum fee. For the year ended December 31, 2006, co-administrative services fees earned by SSB (including out-of-pocket expenses) were $26,662.

In addition to serving as the Portfolio's co-administrator, CSAMSI currently serves as distributor of the Portfolio's shares without compensation.

Merrill Corporation ("Merrill"), an affiliate of Credit Suisse, has been engaged by the Portfolio to provide certain financial printing and fulfillment services. For the year ended December 31, 2006, Merrill was paid $2,266 for its services to the Portfolio.

Credit Suisse Trust — Small Cap Core II Portfolio

Notes to Financial Statements (continued)

December 31, 2006

Note 4. Line of Credit

The Portfolio, together with other funds/portfolios advised by Credit Suisse (collectively, the "Participating Funds"), participates in a $75 million committed, unsecured line of credit facility ("Credit Facility") for temporary or emergency purposes with Deutsche Bank, A.G. as administrative agent and syndication agent and SSB as operations agent. Under the terms of the Credit Facility, the Participating Funds pay an aggregate commitment fee at a rate of 0.10% per annum on the average unused amount of the Credit Facility, which is allocated among the Participating Funds in such manner as is determined by the governing Boards of the Participating Funds. In addition, the Participating Funds pay interest on borrowings at the Federal Funds rate plus 0.50%. At December 31, 2006, the Portfolio had no loans outstanding under the Credit Facility. During the year ended December 31, 2006, the Portfolio had borrowings under the Credit Facility as follows:

Average Daily Loan Balance	Weighted Average Interest Rate%	Maximum Daily Loan Outstanding
$3,193,800	5.750%	$3,408,200

Note 5. Purchases and Sales of Securities

For the year ended December 31, 2006, purchases and sales of investment securities (excluding short-term investments) were $43,747,032 and $48,586,121 respectively.

Note 6. Capital Share Transactions

The Trust is authorized to issue an unlimited number of full and fractional shares of beneficial interest, $0.001 par value per share. Transactions in capital shares of the Portfolio were as follows:

	For the Year Ended December 31, 2006	For the Year Ended December 31, 2005
Shares sold	18,785	657,349
Shares issued in reinvestment of distributions	117,653	66,235
Shares redeemed	(394,316)	(689,979)
Net increase (decrease)	(257,878)	33,605

On December 31, 2006, the number of shareholders that held 5% or more of the outstanding shares of the Portfolio was as follows:

Number of Shareholders	Approximate Percentage of Outstanding Shares
1	100%

Some of the shareholders are omnibus accounts, which hold shares on behalf of individual shareholders.

Credit Suisse Trust — Small Cap Core II Portfolio

Notes to Financial Statements (continued)

December 31, 2006

Note 7. Federal Income Taxes

Income and capital gain distributions are determined in accordance with federal income tax regulations, which may differ from GAAP.

The tax characteristics of dividends and distributions paid during the years ended December 31, 2006 and 2005, respectively, by the Portfolio were as follows:

Ordinary Income		Long–Term Capital Gain
2006	2005	2006	2005
$345,453	$387,358	$1,415,773	$624,052

The tax basis of components of distributable earnings differ from the amounts reflected in the Statement of Assets and Liabilities by temporary book/tax differences. These differences are primarily due to futures contracts and dividends received from Real Estate Investment Trusts.

At December 31, 2006, the components of distributable earnings on a tax basis for the Portfolio were as follows:

Undistributed net investment income	$2,111,314
Undistributed net realized gain	6,207,363
Unrealized appreciation	247,002
$8,565,679

At December 31, 2006, the identified cost for federal income tax purposes, as well as the gross unrealized appreciation from investments for those securities having an excess of value over cost, gross unrealized depreciation from investments for those securities having an excess of cost over value and the net unrealized appreciation from investments were: $32,532,888, $747,950, $(500,948) and $247,002, respectively.

At December 31, 2006, the Portfolio reclassified $29,694 to accumulated net realized gain on investments from undistributed net investment income, to adjust for current period permanent book/tax differences which arose principally from differing book/tax treatments of dividends received from Real Estate Investment Trusts. Net assets were not affected by these reclassifications.

Note 8. Contingencies

In the normal course of business, the Portfolio may provide general indemnifications pursuant to certain contracts and organizational documents. The Portfolio's maximum exposure under these arrangements is dependent on future claims that may be made against the Portfolio and, therefore, cannot

Credit Suisse Trust — Small Cap Core II Portfolio

Notes to Financial Statements (continued)

December 31, 2006

Note 8. Contingencies

be estimated; however, based on experience, the risk of loss from such claims is considered remote.

Note 9. Recent Accounting Pronouncements

During June 2006, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation 48 ("FIN 48" or the "Interpretation"), Accounting for Uncertainty in Income Taxes — an interpretation of FASB statement 109. FIN 48 supplements FASB Statement 109, Accounting for Income Taxes, by defining the confidence level that a tax position must meet in order to be recognized in the financial statements. FIN 48 prescribes a comprehensive model for how a portfolio should recognize, measure, present, and disclose in its financial statements uncertain tax positions that the portfolio has taken or expects to take on a tax return. FIN 48 requires that the tax effects of a position be recognized only if it is "more likely than not" to be sustained based solely on its technical merits. Management must be able to conclude that the tax law, regulations, case law, and other objective information regarding the technical merits sufficiently support the position's sustainability with a likelihood of more than 50 percent. FIN 48 is effective for fiscal periods beginning after December 15, 2006. At adoption, the financial statements must be adjusted to reflect only those tax positions that are more likely than not to be sustained as of the adoption date.

On September 20, 2006, the FASB released Statement of Financial Accounting Standards No. 157 "Fair Value Measurements" ("FAS 157"). FAS 157 establishes an authoritative definition of fair value, sets out a framework for measuring fair value, and requires additional disclosures about fair-value measurements. The application of FAS 157 is required for fiscal years, beginning after November 15, 2007 and interim periods within those fiscal years.

At this time, management is evaluating the implications of FIN 48 and FAS 157 and their impact on the financial statements has not yet been determined.

Credit Suisse Trust — Small Cap Core II Portfolio

Report of Independent Registered Public Accounting Firm

To the Board of Trustees of Credit Suisse Trust and Shareholders of
Credit Suisse Trust — Small Cap Core II Portfolio:

In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Small Cap Core II Portfolio (formerly the Small Cap Value Portfolio, hereafter referred to as the "Portfolio"), a portfolio of the Credit Suisse Trust, at December 31, 2006, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the years (or periods) presented, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Portfolio's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at December 31, 2006 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

Baltimore, Maryland
February 15, 2007

Credit Suisse Trust — Small Cap Core II Portfolio

Board Approval of Advisory Agreement (unaudited)

In approving the renewal of the current Advisory Agreement, the Board of Trustees, including the Independent Trustees, at a meeting on November 14-15, 2006, considered the following factors with respect to the Small Cap Core II Portfolio (formerly the Small Cap Value Portfolio) (the "Portfolio"):

Investment Advisory Fee Rates

The Board reviewed and considered the contractual advisory fee that, effective December 1, 2006, will be assessed at the lower of (a) 0.70% of the Portfolio's average daily net assets or (b) 0.875% of average daily net assets up to $100 million, declining to 0.75% on the next $100 million and to 0.50% on assets in excess of $200 million ("Contractual Advisory Fee"), in connection with the Portfolio's change in investment strategy to become effective on that date, in light of the extent and quality of the advisory services provided by Credit Suisse Asset Management, LLC ("Credit Suisse").

Additionally, the Board received and considered information comparing the Portfolio's Contractual Advisory Fee and the Portfolio's overall expenses with those of funds in both the relevant expense group ("Expense Group") and universe of funds (the "Expense Universe") provided by Lipper Inc., an independent provider of investment company data.

Nature, Extent and Quality of the Services under the Advisory Agreement

The Board received and considered information regarding the nature, extent and quality of services provided to the Portfolio by Credit Suisse under the Advisory Agreement. The Board also noted information received at regular meetings throughout the year related to the services rendered by Credit Suisse. The Board reviewed background information about Credit Suisse, including its Form ADV. The Board considered the background and experience of Credit Suisse's senior management and the expertise of, and the amount of attention given to the Portfolio by, senior personnel of Credit Suisse. In addition, the Board reviewed the qualifications, backgrounds and responsibilities of the portfolio management team primarily responsible for the day-to-day portfolio management of the Portfolio and the extent of the resources devoted to research and analysis of actual and potential investments. The Board also received and considered information about the nature, extent and quality of services and fee rates offered to other Credit Suisse clients for comparable services.

Credit Suisse Trust — Small Cap Core II Portfolio

Board Approval of Advisory Agreement (unaudited) (continued)

Portfolio Performance

The Board received and considered the performance results of the Portfolio over time, along with comparisons both to the relevant performance group ("Performance Group") and universe of funds ("Performance Universe") for the Portfolio. The Board was provided with a description of the methodology used to arrive at the funds included in the Performance Group and the Performance Universe.

Credit Suisse Profitability

The Board received and considered a profitability analysis of Credit Suisse based on the fees payable under the Advisory Agreement for the Portfolio, including any fee waivers or fee caps, as well as other relationships between the Portfolio on the one hand and Credit Suisse affiliates on the other. The Board received profitability information for the other funds in the Credit Suisse family of funds.

Economies of Scale

The Board considered whether economies of scale in the provision of services to the Portfolio were being passed along to the shareholders. Accordingly, the Board considered whether the breakpoints in the Portfolio's current and new advisory fee structure were appropriate or reasonable taking into consideration economies of scale or other efficiencies that might accrue from increases in the Portfolio's asset levels.

Other Benefits to Credit Suisse

The Board considered other benefits received by Credit Suisse and its affiliates as a result of their relationship with the Portfolio. Such benefits include, among others, research arrangements with brokers who execute transactions on behalf of the Portfolio, administrative and brokerage relationships with affiliates of Credit Suisse and benefits potentially derived from an increase in Credit Suisse's businesses as a result of its relationship with the Portfolio (such as the ability to market to shareholders other financial products offered by Credit Suisse and its affiliates).

The Board considered the standards applied in seeking best execution, whether and to what extent soft dollar credits are sought and how any such credits are utilized, any benefits that may be achieved by using an affiliated broker and the existence of quality controls applicable to brokerage allocation

Credit Suisse Trust — Small Cap Core II Portfolio

Board Approval of Advisory Agreement (unaudited) (continued)

procedures. The Board also reviewed Credit Suisse's method for allocating portfolio investment opportunities among its advisory clients.

Conclusions

In selecting Credit Suisse, and approving the Advisory Agreement and the investment advisory fee under such agreement, the Board concluded that:

•  The flat rate of 0.70% under the Contractual Advisory Fee would be the lowest in the Portfolio's Expense Group and the Board considered the fee to be reasonable.

•  The Portfolio's performance was below most of its peers in its Performance Group and Performance Universe for the periods reviewed. As a result of continued underperformance, and in view of the organizational realignment of Credit Suisse's asset management business and the potential impact of those changes on the Portfolio, the Board had approved changes in the investment strategies and portfolio management of the Portfolio to a quantitative strategies approach to be implemented by the Credit Suisse Quantitative Strategies Group. The quantitative strategies and Contractual Advisory Fee went into effect on December 1, 2006. The Board would continue to monitor steps taken by Credit Suisse to improve performance.

•  Aside from performance (as described above), the Board was satisfied with the nature and extent of the investment advisory services provided to the Portfolio by Credit Suisse and that, based on dialogue with management and counsel, the services provided by Credit Suisse under the Advisory Agreement is typical of, and consistent with, those provided to similar mutual funds by other investment advisers.

•  In light of the costs of providing investment management and other services to the Portfolio and Credit Suisse's ongoing commitment to the Portfolio and willingness to cap fees and expenses, the profits and other ancillary benefits that Credit Suisse and its affiliates received were considered reasonable.

•  Credit Suisse's profitability based on fees payable under the Advisory Agreement was reasonable in light of the nature, extent and quality of the services provided to the Portfolio thereunder.

•  In light of the relatively small size of the Portfolio and the amount of the Contractual Advisory Fee, the Portfolio's current fee structure was considered reasonable.

Credit Suisse Trust — Small Cap Core II Portfolio

Board Approval of Advisory Agreement (unaudited) (continued)

No single factor reviewed by the Board was identified by the Board as the principal factor in determining whether to approve the Advisory Agreement. The Independent Trustees were advised by separate independent legal counsel throughout the process.

Credit Suisse Trust — Small Cap Core II Portfolio

Information Concerning Trustees and Officers (unaudited)

Name, Address and Date of Birth	Position(s) Held with Trust	Term of Office[1] and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee
Independent Trustees

Enrique Arzac c/o Credit Suisse Asset Management, LLC Attn: General Counsel Eleven Madison Avenue New York, New York 10010 Date of Birth: 10/02/41	Trustee, Nominating Committee Member and Audit Committee Chairman	Since 2005	Professor of Finance and Economics, Graduate School of Business, Columbia University since 1971.	37	Director of Epoch Holding Corporation
(an investment management and investment advisory services company); Director of The Adams Express Company
					(a closed-end Investment company); Director of Petroleum and Resources Corporation (a closed-end investment company).

Richard H. Francis c/o Credit Suisse Asset Management, LLC Attn: General Counsel Eleven Madison Avenue New York, New York 10010 Date of Birth: 04/23/32	Trustee, Nominating and Audit Committee Member	Since Portfolio Inception	Currently retired	31	None

Jeffrey E. Garten Box 208200 New Haven, Connecticut 06520-8200 Date of Birth: 10/29/46	Trustee, Nominating and Audit Committee Member	Since Portfolio Inception	The Juan Trippe Professor in the Practice of International Trade, Finance and Business from July 2005 to present; Partner and Chairman of Garten Rothkopf (consulting firm) from October 2005 to present; Dean of Yale School of Management from November 1995 to June 2005.	30	Director of Aetna, Inc. (insurance company); Director of CarMax Group (used car dealers).

1   Each Trustee and Officer serves until his or her respective successor has been duly elected and qualified.

Credit Suisse Trust — Small Cap Core II Portfolio

Information Concerning Trustees and Officers (unaudited) (continued)

Name, Address and Date of Birth	Position(s) Held with Trust	Term of Office[1] and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee
Independent Trustees

Peter F. Krogh 301 ICC Georgetown University Washington, DC 20057 Date of Birth: 02/11/37	Trustee, Nominating and Audit Committee Member	Since Portfolio Inception	Dean Emeritus and Distinguished Professor of International Affairs at the Edmund A. Walsh School of Foreign Service, Georgetown University from June 1995 to present.	30	Director of Carlisle Companies Incorporated (diversified manufacturing company).

Steven N. Rappaport Lehigh Court, LLC 40 East 52nd Street New York, New York 10022 Date of Birth: 07/10/48	Chairman of the Board of Trustees, Nominating Committee Chairman and Audit Committee Member	Trustee since Portfolio Inception and Chairman since 2005	Partner of Lehigh Court, LLC and RZ Capital (private investment firms) from July 2002 to present; Transition Adviser to SunGard Securities Finance, Inc. from February 2002 to July 2002; President of SunGard Securities Finance, Inc. from 2001 to February 2002; President of Loanet, Inc. (on-line accounting service) from 1997 to 2001.	37	Director of iCAD, Inc. (surgical and medical instruments and apparatus company); Director of Presstek, Inc. (digital imaging technologies company); Director of Wood Resources, LLC. (plywood manufacturing company).

Interested Trustee

Michael E. Kenneally[2] c/o Credit Suisse Asset Management, LLC Attn: General Counsel Eleven Madison Avenue New York, New York 10010 Date of Birth: 03/30/54	Trustee	Since 2004	Chairman and Global Chief Executive Officer of Credit Suisse from March 2003 to July 2005; Chairman and Chief Investment Officer of Banc of America Capital Management from 1998 to March 2003.	30	None

2  Mr. Kenneally is a Trustee who is an "interested person" of the Trust as defined in the 1940 Act, because he was an officer of Credit Suisse within the last two fiscal years.

.

Credit Suisse Trust — Small Cap Core II Portfolio

Information Concerning Trustees and Officers (unaudited) (continued)

Name, Address and Date of Birth	Position(s) Held with Trust	Term of Office[1] and Length of Time Served	Principal Occupation(s) During Past Five Years
Officers

Keith M. Schappert Credit Suisse Asset Management, LLC Eleven Madison Avenue New York, New York 10010 Date of Birth: 01/14/51	Chief Executive Officer and President	Since 2007	Executive Vice Chairman and Head of Asset Management for Americas; Chief Executive Officer and President of Federated Investment Advisory Companies from 2002 to March 31, 2006; Chief Executive Officer and President of JP Morgan Investment Management from April 1994 to November 2001.

Michael A. Pignataro Credit Suisse Asset Management, LLC Eleven Madison Avenue New York, New York 10010 Date of Birth: 11/15/59	Chief Financial Officer	Since Portfolio Inception	Director and Director of Fund Administration of Credit Suisse; Associated with Credit Suisse or its predecessor since 1984; Officer of other Credit Suisse Funds.

Emidio Morizio Credit Suisse Asset Management, LLC Eleven Madison Avenue New York, New York 10010 Date of Birth: 09/21/66	Chief Compliance Officer	Since 2004	Director and Global Head of Compliance of Credit Suisse; Associated with Credit Suisse since July 2000; Officer of other Credit Suisse Funds.

J. Kevin Gao Credit Suisse Asset Management, LLC Eleven Madison Avenue New York, New York 10010 Date of Birth: 10/13/67	Chief Legal Officer since 2006, Vice President and Secretary since 2004	Since 2004	Director and Legal Counsel of Credit Suisse; Associated with Credit Suisse since July 2003; Associated with the law firm of Willkie Farr & Gallagher LLP from 1998 to 2003; Officer of other Credit Suisse Funds.

Robert Rizza Credit Suisse Asset Management, LLC Eleven Madison Avenue New York, New York 10010 Date of Birth: 12/09/65	Treasurer	Since 2006	Vice President of Credit Suisse; Associated with Credit Suisse since 1998; Officer of other Credit Suisse Funds.

The Statement of Additional Information includes additional information about the Trustees and is available, without charge, upon request, by calling 800-222-8977.

Credit Suisse Trust — Small Cap Core II Portfolio

Tax Information Letter

December 31, 2006 (unaudited)

Important Tax Information for Corporate Shareholders

Corporate Shareholders should note for the year ended December 31, 2006, the percentage of the Fund's investment income (i.e., net investment income plus short-term capital gains) that qualified for the intercorporate dividends received deduction is 89.25%.

Important Tax Information for Shareholders

During the year ended December 31, 2006, the Portfolio declared $1,415,773 in dividends that were designated as long-term capital gain dividends.

Credit Suisse Trust — Small Cap Core II Portfolio

Proxy Voting and Portfolio Holdings Information (unaudited)

Information regarding how the Portfolio voted proxies related to its portfolio securities during the 12 month period ended June 30 of each year, as well as the policies and procedures that the Portfolio uses to determine how to vote proxies relating to its portfolio securities are available:

•  By calling 1-800-222-8977

•  On the Portfolio's website, www.credit-suisse.com/us

•  On the website of the Securities and Exchange Commission, www.sec.gov.

The Portfolio files a complete schedule of its portfolio holdings for the first and third quarters of its fiscal year with the SEC on Form N-Q. The Portfolio's Forms N-Q are available on the SEC's website at www.sec.gov and may be reviewed and copied at the SEC's Public Reference Room in Washington, DC. Information on the operation of the SEC's Public Reference Room may be obtained by calling 1-202-551-8090.

P.O. BOX 55030, BOSTON, MA 02205-5030

800-222-8977 ■ www.credit-suisse.com/us

CREDIT SUISSE ASSET MANAGEMENT SECURITIES, INC., DISTRIBUTOR.  TRSCC II-AR-1206